UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Universal Stainless & Alloy Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED APRIL 8, 2022

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2022

This supplement (the “Supplement”) supplements the Proxy Statement of Universal Stainless & Alloy Products, Inc. (the “Company”), dated April 8, 2022 (the “Proxy Statement”), provided to stockholders in connection with the Company’s 2022 Annual Meeting of Stockholders to be held on May 4, 2022. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 28, 2022.

A summary of stock option activity as of and for the year ended December 31, 2021 and the three months ended March 31, 2022 is presented below:

	Non-vested stock options outstanding		Stock options outstanding
	Number of shares	Weighted- average grant- date fair value	Number of shares	Weighted- average exercise price	Weighted- average contractual term (years)
Outstanding at December 31, 2020	244,756	$5.87	893,575	$20.00
Stock options granted	109,200	4.27	109,200	9.48
Stock options vested	(85,012)	7.10	—	—
Stock options forfeited	(31,100)	7.05	(133,900)	26.82

Outstanding at December 31, 2021	237,844	$4.60	868,875	$17.65	5.6

Exercisable at December 31, 2021			631,866	$20.47	4.3

Stock options granted	5,000	4.60	5,000	10.13
Stock options vested	(7,460)	6.44	—	—
Stock options forfeited	(1,500)	3.73	(11,750)	31.47

Outstanding at March 31, 2022	233,884	$6.44	862,125	$17.43	5.3

Exercisable at March 31, 2022			627,366	$20.17	4.1

A summary of restricted stock unit activity for the year ended December 31, 2021 and the three months ended March 31, 2022 is presented below:

	Number of shares	Weighted- average grant- date fair value
Balance December 31, 2020	204,214	9.25
Restricted stock units granted in May	6,492	10.75
Restricted stock units vested in May	(6,493)	14.81
Restricted stock units granted in November	151,500	9.35
Restricted stock units vested in October	(2,622)	5.80
Restricted stock units vested in November	(6,500)	20.29
Restricted stock units forfeited in 2021	(14,380)	8.37

Balance December 31, 2021	332,211	$9.06

Restricted stock units vested in February	(9,530)	26.23
Restricted stock units forfeited in March	(1,000)	9.35

Balance March 31, 2022	321,681	$8.48

Securities authorized for issuance under equity compensation plans at March 31, 2022 were as follows:

Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (A)
Equity compensation plans approved by security holders	862,125	$17.43	263,208
Total	862,125	$17.43	263,208

(A) Includes 158,917 shares of common stock not issued under the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan and 104,291 available under the 1996 Employee Stock Purchase Plan, as amended.

Except as specifically supplemented by the information in this Supplement, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.